Exhibit 99.2

VP ACQUISITIONS HOLDINGS, INC.

UNAUDITED FINANCIAL STATEMENTS

June 30, 2011 and 2010

Balance Sheets	1

Statements of Operations and Changes in Shareholders’ Equity	2

Statements of Cash Flows	3

Notes to Financial Statements	4

VP ACQUISITION HOLDINGS, INC.

BALANCE SHEETS

	June 30 2011	December 31 2010
Current Assets
Cash	$1,875,419	$3,880,175
Account Receivables	2,657,059	2,168,300
Inventories	2,525,464	2,345,342
Prepaid Expenses	216,080	314,609

Total Current Assets	7,274,022	8,708,426

Property and Equipment, Net of Depreciation	5,446,324	5,618,239

Deferred Tax Asset	1,397,675	1,333,675

Intangible Assets	25,013,032	27,566,690
Goodwill	25,793,248	25,793,248

TOTAL ASSETS	$64,924,302	$69,020,278

Current Liabilities
Account Payable	$271,162	$377,167
Accrued Payroll	590,114	1,262,651
Other Accrued Liabilities	1,175,804	394,844
Long Term Debt, Current Portion	119,000	119,000

Total Current Liabilities	2,156,080	2,153,662

Long Term Debt, Net of Current Portion	24,335,280	29,935,014

TOTAL LIABILITIES	26,491,360	32,088,676

Shareholders Equity
Common Stock, par value $.001 per share, authorized 1,000,000 shares, issued 36,040	45,050,000	45,050,000
Additional Paid In Capital	250,000	250,000
Additional Paid In Capital — Stock Option Plan	994,144	909,012
(Accumulated deficit)	(7,861,202)	(9,277,410)

TOTAL SHAREHOLDER EQUITY	38,432,942	36,931,602

TOTAL LIABILITIES and SHAREHOLDER EQUITY	$64,924,302	$69,020,278

See accompanying notes to financial statements

VP ACQUISITION HOLDINGS, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN SHAREHOLDERS’ EQUITY

For the six months ended June 30, 2011 and June 30, 2010

	June 30 2011	June 30 2010
Sales	$13,753,978	$13,425,101
Cost of Goods Sold	3,488,713	3,294,902

Gross Profit	10,265,265	10,130,199

General and Administration	3,574,940	3,484,812
Amortization of Intangible Assets	2,697,348	2,743,628

Income from Operations	3,992,977	3,901,759

Interest Expense	1,694,400	1,781,860

Income Before Taxes	2,298,577	2,119,899
Income Tax Expense	882,369	466,379

Net Income	1,416,208	1,653,520

Shareholders’ Equity at Beginning of the Year	36,931,602	39,659,890

Compensation Cost — Stock Option Plan	85,132	85,132

Shareholders’ Equity at end of period	$38,432,942	$41,398,542

See accompanying notes to financial statements

VP ACQUISITION HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2011 and June 30, 2010

	June 30 2011	June 30 2010
Cash Flows from Operating Activities:
Net Income	$1,416,208	$1,653,520

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and Amortization	3,396,941	3,413,950
Compensation Costs — stock option plan	85,132	85,132
Provision for deferred income tax expense	(64,000)	—

Changes in operating Assets and Liabilities
Account Receivables	(488,759)	(445,100)
Inventories	(180,121)	(53,156)
Prepaid Expenses	98,529	(142,866)
Account Payables	(106,005)	(188,552)
Accrued Payroll	(692,572)	269,515
Other Accrued Liabilities	800,995	552,860
Accrual of payment in kind interest	261,093	254,279

Total Adjustments	3,111,233	3,746,062
Net Cash provided by operating activities	4,527,441	5,399,582

Cash flows from investing activities
Payment for the purchased of property	(540,793)	(265,016)
Payments for the purchase of intangibles and inventory	(143,690)	(433,161)
Proceeds from the sale of property	13,114	9,807

Net cash (used) by investing activities	(671,369)	(688,370)

Cash flows from financing activities
Principal payments on long-term debt	(5,860,828)	(1,633,024)

Net cash (used) by financing activities	(5,860,828)	(1,633,024)

Net increase in cash and cash equivalents	(2,004,756)	3,078,188
Cash and cash equivalents at beginning of year	3,880,175	2,370,703

Cash and cash equivalents at end of period	$1,875,419	$5,448,891

Supplemental disclosure of cash flow information:
Cash paid for interest — primarily to related parties	$1,448,771	$1,527,568

Cash paid for income taxes	$89,000	$15,000

See accompanying notes to the financial statements

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Company Operations

VP Acquisition Holdings, Inc. is a Delaware Corporation formed in 2005 to acquire 100% of the outstanding stock of Value Plastics, Inc.; the acquisition was completed effective October 14, 2005. VP Acquisition Holdings, Inc. (the Company) designs, manufactures, and sells a variety of plastic connectors for low-pressure fluid management applications. These products are purchased by a broad spectrum of customers, most notably, the pneumatic control, laboratory instrumentation and medical device industries. The Company’s products are sold throughout the world. The Company does business as Value Plastics, Inc.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all investments with maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Unpaid amounts from customers are reported as accounts receivable. The Company evaluates an allowance for doubtful accounts based upon factors relating to the age of the receivable, customer relations, historic collection results, and judgment by the Company as to the expected collectability of the receivable. The Company generally does not record an allowance for doubtful accounts because of its historic collection results.

The Company records receivables at the amount invoiced to customers denominated in U.S. dollars. The Company does not obtain collateral for its accounts receivable. The Company does not hold any receivables for sale. Interest is not assessed on outstanding receivables.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by a method which approximates the first-in, first-out method. Inventory includes costs of labor and manufacturing overhead.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over estimated useful lives of five to seven years. Leasehold improvements are depreciated over the life of the property lease (12 years).

Advertising

The Company expenses advertising as incurred.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company is taxed as a “C” Corporation. Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates as of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – COMPANY OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statement of income.

The Company’s corporate income tax reporting process began in 2005. All years of the Company’s income tax reporting (since inception in 2005) are open to federal or state examination.

Stock Incentive Plan

The Company established a stock incentive plan in 2005, and accounts for the Plan using the fair value based method.

Dividends are paid to participants in the incentive plan based upon their ratio of vested options to total shares outstanding (including shares represented by the vested options). Payments to participants attributable to vested options are reflected as dividends in the accompanying financial statements.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – INTANGIBLE ASSETS AND GOODWILL

The Company’s intangible assets and goodwill primarily originate from the business combination that took place in 2005 when the Company was formed.

Intangible assets consisted of the following as of June 30, 2011 and December 31, 2010:

	June 30 2011	December 31 2010
Amortizing Intangible Assets Cost
Patents and patent technology	$1,312,640	$1,168,950
Customer relationships	51,975,777	51,975,777
Loan fees	1,125,000	1,125,000

	54,413,417	54,269,727

Accumulated amortization
Patents and patent technology	214,468	194,644
Customer relationships	29,742,947	27,115,369
Loan fees	913,618	863,672

	30,871,033	28,173,685

Net book value
Patents and patent technology	1,098,172	974,306
Customer relationships	22,232,830	24,860,408
Loan fees	211,382	261,328

	23,542,384	26,096,042
Non Amortizing Intangible Assets
Trademark and tradename	1,470,648	1,470,648

Net identifiable intangible assets	$25,013,032	$27,566,690

Goodwill	$25,793,248	$25,793,248

The customer relationship intangible asset is amortized using the straight-line method over the estimated economic life of the asset of approximately 10 years. During 2007, the Company completed a small acquisition and the customer relationships acquired in that transaction are amortized over five years.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – INTANGIBLE ASSETS AND GOODWILL (continued)

Loan fees are amortized over the life of the loans, and patents are amortized over 17 years.

Amortization expense related to the acquired intangible assets was approximately $2,697,000 for the six months ended June 30, 2011 and approximately $2,744,000 for the six months ended June 30, 2010.

The goodwill (cost $25,793,248), trademark, and trade name intangible assets are not amortized as they are considered assets with indefinite lives. These assets are subject to impairment analysis, which the Company performs on an annual basis.

NOTE 3 – INVENTORIES

Inventories consisted of the following at June 30, 2011 and December 31, 2010:

	June 30 2011	December 31 2010
Raw materials	$267,234	$236,723
Work-in-process	68,431	90,788
Finished goods	2,189,799	2,017,831

	$2,525,464	$2,345,342

NOTE 4 – STOCK OPTION PLAN

The Company has established a stock incentive plan. Under this plan, nontransferable options to purchase the Company’s common stock may be granted to eligible employees, officers or board members as determined by the Board of Directors. Options granted under this plan vest over a four-year period (25% after a one-year period from award date, the remaining 75% in 36 monthly installments). The plan limits the maximum number of shares of common stock that may be delivered pursuant to awards granted under this plan to 4,505 shares. The options have a ten year term. No option may be granted to any person who owns more than 10% of the total outstanding stock of the Company.

On October 14, 2005, the Company granted options for a total of 2,251 shares at an exercise price of $1,250 per share to certain key executives of the Company. In 2007, the Company granted an additional option for 360 shares of stock at an exercise price of $1,543. In 2009, the Company granted additional options for 1,398 shares of stock at an exercise price of $1,989.

The Company has adopted the fair value based method to account for its stock option plan. Compensation expense is measured at the grant date based on the value of the award and is recognized over the service period, which is the vesting period. The fair value of the stock options is estimated on the grant date using the Black-Scholes Option-pricing model, based on the medical equipment industry volatility of 24%, zero dividend rate, risk-free interest rate of 4.6% and expected lives of the options of five years.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCK OPTION PLAN (continued)

The fair value of the options granted in 2005, 2007 and 2009 was estimated to be approximately $867,000, $163,000, and $681,000, respectively, based on these factors. Total stock based compensation expense was approximately $85,000 for the six months ended June 30, 2011 and June 30, 2010.

Shares attributable to the stock incentive plan are summarized as follows for the six months ended June 30, 2011:

2011
Outstanding at December 31, 2010	3,289
Granted	—
Exercised	—
Forfeited	—

Outstanding at June 30, 2011	3,289

Exercisable at June 30, 2011	2,503

Weighted average exercise price per share of options exercisable at June 30, 2011	$1,449

Weighted average exercise price per share	$1,555

NOTE 5 – RETIREMENT PLAN

The Company has adopted a 401(k) retirement plan for its employees. The plan covers all employees who are at least 21 years of age. The Company’s contribution is based on matching 50% of the first 3% of employee salary. The Company’s contributions for the six months ended June 30, 2011 and June 30, 2010 were approximately $58,000 and $45,000.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company is primarily owned by American Capital Strategies, Ltd. and its affiliates (ACS). ACS is an investment company and owns all or part of numerous companies. Because of the existence of the control capability of ACS, the operating results and financial position of the Company could be significantly different than if the Company were autonomous.

During 2008, the Company entered into a management agreement with ACS that it will pay ACS $450,000 of management fees annually and certain investment banking fees as incurred. The agreement will continue for as long as ACS has an investment in the Company’s debt or equity securities.

VP ACQUISITION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

For the six months ended June 30, 2011 and June 30, 2010, the Company incurred approximately $250,000 in administrative and management fee expense to ACS. The Company incurred approximately $13,000 of bank and line of credit fees with ACS for the six months ended June 30, 2011 and June 30, 2010.

The Company is financed primarily by ACS. Virtually all of the interest expense incurred and paid by the Company for the six months ended June 30, 2011 and June 30, 2010, is attributable to the obligations due to ACS.

NOTE 7 – SUBSEQUENT EVENTS

On August 26, 2011, the Company was acquired by Nordson Corporation for approximately $258,000,000 in cash. In connection with this transaction, all outstanding long-term debt of the Company was extinguished.

The Company has evaluated subsequent events through November 2, 2011, the date the financial statements were issued.